Exhibit 99.1

K12 Inc. Reports Fiscal 2017 Revenue of $888.5 Million

HERNDON, Va.--(BUSINESS WIRE)--August 8, 2017--K12 Inc. (NYSE: LRN), a technology-based education company and leading provider of online curriculum and online school programs for students in pre-K through high school, today announced its results for the fourth fiscal quarter and full fiscal year ended June 30, 2017.

Financial Highlights for the Three Months Ended June 30, 2017 (Fourth Quarter Fiscal 2017)

  Revenues of $215.8 million, compared to $221.3 million in the fourth quarter of FY 2016.
  Operating income of $4.7 million, compared to $0.5 million in the fourth quarter of FY 2016.
  Net loss attributable to common stockholders of $6.5 million, compared to a net loss of $1.0 million in the fourth quarter of FY 2016.
    The net loss in the fourth quarter is due to a $10.0 million non-operating charge relating to Web International.
  Diluted net loss attributable to common stockholders per share of $0.17, compared to a diluted net loss of $0.03 in the fourth quarter of FY 2016.

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we are also presenting adjusted operating income (loss) and adjusted EBITDA. Management believes that these additional metrics provide useful information to our investors as an indicator of performance because they exclude non-cash stock-based compensation expense. Non-GAAP Financial Highlights for the three months ended June 30, 2017 (Fourth Quarter Fiscal Year 2017) are as follows. Historical information for these metrics can be found in Appendix A.

  Adjusted operating income of $12.8 million, compared to $5.4 million in the fourth quarter of FY 2016.
  Adjusted EBITDA of $30.7 million, compared to $23.0 million in the fourth quarter of FY 2016.

Financial Highlights for the Year Ended June 30, 2017

  Revenues of $888.5 million, compared to $872.7 million for the full fiscal year of 2016.
  Operating income of $13.1 million compared to $13.9 million for the full fiscal year of 2016.
  Net income attributable to common stockholders of $0.5 million, compared to $9.0 million for the full fiscal year of 2016.
  Diluted net income attributable to common stockholders per share of $0.01, compared to $0.23 for the full fiscal year of 2016.

Non-GAAP Financial Highlights for the year ended June 30, 2017 are as follows.

  Adjusted operating income of $35.7 million, compared to $32.5 million for the full fiscal year of 2016.
  Adjusted EBITDA of $110.0 million, compared to $100.8 million for the full fiscal year of 2016.

Liquidity

As of June 30, 2017, the Company had cash and cash equivalents of $230.9 million, an increase of $16.9 million compared to the $214.0 million reported at June 30, 2016.

Comments from Management

“In fiscal 2017, we delivered increased revenues and improved operating efficiencies across the organization while strategically allocating capital toward products, technology and programs that support the students, teachers and schools we serve,” said Stuart Udell, Chief Executive Officer. “We will continue to work with our partners and school districts to deliver a robust and engaging set of educational options for students, while driving consistent revenue growth and higher levels of free cash flow in our businesses over the long-term,” Udell added.

Capital Expenditures

Capital expenditures for the year ended June 30, 2017 were $48.2 million, a decrease of $14.7 million from the prior year’s full fiscal year, and was comprised of:

  $2.2 million for property and equipment,
  $26.9 million for capitalized software development, and
  $19.1 million for capitalized curriculum.

Revenue and Enrollment Data

Revenue

The Company’s revenues are generally in three categories -- Managed Public School Programs (where K12 provides substantially all management, technology and academic support services in addition to curriculum, learning systems and instructional services), Institutional (Non-managed Public School Programs – curriculum, technology and other educational services where K12 does not provide primary administrative oversight, and Institutional Software and Services – educational software and services provided to school districts, public schools and other educational institutions), and Private Pay Schools and Other (private schools for which it charges student tuition and makes direct consumer sales) – The following table sets forth the Company’s revenues for the periods indicated:

	Three Months Ended June 30,		Change 2017 / 2016		Year Ended June 30,		Change 2017 / 2016
	2017	2016	$	%	2017	2016	$	%
	(In thousands, except percentages)

Managed Public School Programs	$179,337	$183,426	$(4,089)	-2.2%	$733,690	$717,059	$16,631	2.3%

Institutional
Non-managed Public School Programs	13,402	11,160	2,242	20.1%	65,362	55,601	9,761	17.6%
Institutional Software & Services	14,741	16,856	(2,115)	-12.5%	53,709	52,990	719	1.4%
Total Institutional	28,143	28,016	127	0.5%	119,071	108,591	10,480	9.7%
Private Pay Schools and Other	8,278	9,877	(1,599)	-16.2%	35,758	47,050	(11,292)	-24.0%
Total	$215,758	$221,319	$(5,561)	-2.5%	$888,519	$872,700	$15,819	1.8%

Enrollment Data

The following table sets forth average enrollment data for the periods indicated. These figures exclude enrollments from classroom pilot programs and consumer programs.

	Three Months Ended June 30,		2017 / 2016		Year Ended June 30,		2017 / 2016
(in thousands except for percentages)	2017	2016	Change	Change %	2017	2016	Change	Change %

Managed Public School Programs (1,2)	97.4	98.4	(1.0)	-1.0%	103.7	102.9	0.8	0.8%
Non-managed Public School Programs (1)	28.9	25.7	3.2	12.5%	28.9	27.0	1.9	7.0%

(1)	If a school changes from a Managed Public School Programs to a Non-managed Public School Program, the corresponding enrollment classification would change in the period in which the contract arrangement changed.
(2)	Managed Public School Programs may include enrollments for which K12 receives no public funding or revenue.

Revenue per Enrollment Data

The following table sets forth revenue per average enrollment data for students in Public School Programs for the periods indicated.

	Three Months Ended		Change		Year Ended		Change
	June 30,		2017/ 2016		June 30,		2017 / 2016
	2017	2016	$	%	2017	2016	$	%
Managed Public School Programs	$1,841	$1,864	$(23)	-1.2%	$7,075	$6,969	$106	1.5%
Non-managed Public School Programs	464	434	30	6.9%	2,262	2,059	203	9.9%

Fiscal Year 2018 Outlook

As was done in fiscal year 2017, the Company will provide an outlook for fiscal 2018 results as part of the first quarter results report for fiscal year 2018. This first quarter results is planned to be published at or near the end of October 2017. No separate guidance communication, or enrollment counts, for fiscal 2018 will be provided before that time.

Special Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based upon information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, but are not limited to: reduction of per pupil funding amounts at the schools we serve; inability to achieve sufficient levels of new enrollments to sustain or to grow our business model; failure of the schools we serve to comply with regulations resulting in a loss of funding, an obligation to repay funds previously received or contractual remedies; declines or variations in academic performance outcomes as curriculum and testing standards evolve; harm to our reputation resulting from poor performance or misconduct by operators or us in any school in our industry and in any school in which we operate; legal and regulatory challenges from opponents of virtual public education, public charter schools or for-profit education companies; discrepancies in interpretation of legislation by regulatory agencies that may lead to payment or funding disputes; termination of our contracts with schools due to a loss of authorizing charter; failure to enter into new school contracts or renew existing contracts, in part or in their entirety; unsuccessful integration of mergers, acquisitions and joint ventures; failure to further develop, maintain and enhance our technology, products, services and brands; inadequate recruiting, training and retention of effective teachers and employees; infringement of our intellectual property; entry of new competitors with superior competitive technologies and lower prices; disruptions to our Internet-based learning and delivery systems resulting from cyber-attacks; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of June 30, 2017, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Conference Call

The Company will discuss its fourth quarter, and full fiscal year 2017 financial results during a conference call scheduled for Tuesday, August 8, 2017 at 5:00 p.m. eastern time (ET).

The conference call will be webcast and available at http://public.viavid.com/index.php?id=125165. Please access the web site at least 15 minutes prior to the start of the call.

To participate in the live call, investors and analysts should dial (877) 407-4019 (domestic) or (201) 689-8337 (international) at 4:45 p.m. (ET). No passcode is required.

A replay of the call will be available starting on August 8, 2017 at 8:00 p.m. ET through September 8, 2017 at 8:00 p.m. ET, at (877) 660-6853 (domestic) or (201) 612-7415 (international) using conference ID 13664754. A webcast replay of the call will be available at http://public.viavid.com/index.php?id=125165 for 30 days.

Financial Statements

The financial statements set forth below are not the complete set of K12 Inc.’s financial statements for the three months and full fiscal year ended June 30, 2017, and are presented below without footnotes. Readers are encouraged to obtain and carefully review K12 Inc.’s Annual Report on Form 10-K for the year ended June 30, 2017, including all financial statements contained therein and the footnotes thereto, filed with the SEC. The Form 10-K may be retrieved from the SEC's website at www.sec.gov or from K12 Inc.’s website at www.k12.com.

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2017	2016
	(In thousands except share and per share data)
ASSETS
Current assets
Cash and cash equivalents	$230,864	$213,989
Accounts receivable, net of allowance of $14,791 and $10,813 at June 30, 2017 and 2016, respectively	192,205	169,554
Inventories, net	30,503	30,631
Prepaid expenses	8,006	9,634
Other current assets	12,004	22,047
Total current assets	473,582	445,855
Property and equipment, net	26,297	28,447
Capitalized software, net	62,695	70,055
Capitalized curriculum development costs, net	59,213	63,367
Intangible assets, net	20,226	23,102
Goodwill	87,214	87,285
Deposits and other assets	6,057	15,944
Total assets	$735,284	$734,055
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$11,880	$13,210
Accounts payable	30,052	25,919
Accrued liabilities	21,622	26,877
Accrued compensation and benefits	29,367	31,042
Deferred revenue	24,830	25,964
Total current liabilities	117,751	123,012
Capital lease obligations, net of current portion	10,025	9,922
Deferred rent, net of current portion	4,157	6,661
Deferred tax liability	16,726	18,458
Other long-term liabilities	11,579	9,780
Total liabilities	160,238	167,833
Commitments and contingencies	—	—
Redeemable noncontrolling interest	700	7,502
Stockholders’ equity
Common stock, par value $0.0001; 100,000,000 shares authorized; 44,325,772 and 43,184,068 shares issued and 40,823,174 and 39,681,470 shares outstanding at June 30, 2017 and 2016, respectively	4	4
Additional paid-in capital	690,488	675,436
Accumulated other comprehensive loss	(170)	(293)
Accumulated deficit	(40,976)	(41,427)
Treasury stock of 3,502,598 shares at cost at June 30, 2017 and 2016	(75,000)	(75,000)
Total stockholders’ equity	574,346	558,720
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$735,284	$734,055

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2017	2016	2017	2016
	(In thousands except share and per share data)
Revenues	$215,758	$221,319	$888,519	$872,700
Cost and expenses
Instructional costs and services	139,244	143,136	557,316	546,510
Selling, administrative, and other operating expenses	68,791	76,606	305,617	302,205
Product development expenses	3,011	1,067	12,457	10,071
Total costs and expenses	211,046	220,809	875,390	858,786
Income from operations	4,712	510	13,129	13,914
Impairment of investment in Web International Education Group, Ltd.	(10,000)	—	(10,000)	—
Interest income (expense), net	561	(21)	1,808	(617)
Income before income taxes and noncontrolling interest	(4,727)	489	4,937	13,297
Income tax expense	(1,876)	(822)	(5,396)	(4,746)
Net income (loss)	(6,603)	(333)	(459)	8,551
Add net loss attributable to noncontrolling interest	120	(649)	910	484
Net income attributable to common stockholders	$(6,483)	$(982)	$451	$9,035
Net income attributable to common stockholders per share:
Basic	$(0.17)	$(0.03)	$0.01	$0.24
Diluted	$(0.17)	$(0.03)	$0.01	$0.23
Weighted average shares used in computing per share amounts:
Basic	38,757,312	37,768,812	38,298,581	37,613,782
Diluted	38,757,312	37,768,812	39,500,934	38,850,388

K12 INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2017	2016
	(In thousands)
Cash flows from operating activities
Net income (loss)	$(459)	$8,551
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	74,280	68,225
Stock-based compensation expense	22,598	18,616
Excess tax benefit from stock-based compensation	(291)	(6)
Deferred income taxes	(7,065)	(3,818)
Provision for doubtful accounts	4,512	4,610
Provision for excess and obsolete inventory	475	691
Provision for student computer shrinkage and obsolescence	246	(459)
Impairment loss on other assets	586	200
Expensed computer peripherals	3,525	2,625
Impairment of investment in Web International Education Group, Ltd.	10,000	—
Other	(255)	—
Changes in assets and liabilities:
Accounts receivable	(27,745)	14,463
Inventories	(348)	(1,751)
Prepaid expenses	1,628	1,860
Other current assets	43	2,830
Deposits and other assets	10,020	(8,910)
Accounts payable	5,317	(3,900)
Accrued liabilities	(4,963)	15,497
Accrued compensation and benefits	(1,674)	4,255
Deferred revenue	(1,135)	636
Deferred rent and other liabilities	(567)	(2,437)
Net cash provided by operating activities	88,728	121,778
Cash flows from investing activities
Purchase of property and equipment	(2,174)	(5,008)
Capitalized software development costs	(26,918)	(36,265)
Capitalized curriculum development costs	(19,132)	(21,627)
Purchase of noncontrolling interest	(9,134)	—
Sale of trade name	89	—
Acquisition of LTS Education Systems, net of cash acquired	71	(19,953)
Net cash used in investing activities	(57,198)	(82,853)
Cash flows from financing activities
Repayments on capital lease obligations	(15,697)	(17,402)
Proceeds from exercise of stock options	6,953	14
Excess tax benefit from stock-based compensation	291	6
Repurchase of restricted stock for income tax withholding	(6,191)	(3,394)
Net cash used in financing activities	(14,644)	(20,776)
Effect of foreign exchange rate changes on cash and cash equivalents	(11)	(12)
Net change in cash and cash equivalents	16,875	18,137
Cash and cash equivalents, beginning of period	213,989	195,852
Cash and cash equivalents, end of period	$230,864	$213,989

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), we have presented adjusted operating income (loss) and adjusted EBITDA. These measures are not measurements recognized under GAAP.

  Adjusted operating income (loss) is defined as income (loss) from operations as adjusted for stock-based compensation.
  Adjusted EBITDA is defined as net income (loss) attributable to common stockholders as adjusted for interest income (expense), net; impairment of investment in Web International Education Group, Ltd.; income tax benefit (expense); noncontrolling interest; stock-based compensation; and depreciation and amortization. Interest expense primarily consists of interest expense for capital leases and on customer receivables.
  Adjusted EBITDA and adjusted operating income (loss) exclude stock-based compensation, which consists of expenses for stock options, restricted stock, restricted stock units, and performance stock units.

This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding our results of operations because it is an indicator of performance with the removal of stock-based compensation which assists both investors and management in analyzing and benchmarking the performance and value of our business.

We believe adjusted EBITDA is useful to an investor in evaluating our operating performance because it is both widely used to measure a company's operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of our capital structure and the method by which assets were acquired.

Our management uses adjusted EBITDA and adjusted operating income (loss):

  as an additional measurement of operating performance because it assists us in comparing our performance on a consistent basis;
  in presentations to the members of our Board of Directors to enable our Board to have the same measurement basis of operating performance as is used by management to compare our current operating results with corresponding prior periods; and
  for consistency with lending covenants on our line of credit.

Other companies may define these non-GAAP measures differently and, as a result, our use of these non-GAAP measures may not be directly comparable to adjusted EBITDA, and adjusted operating income (loss) used by other companies. Although we use these non-GAAP measures as financial measures to assess the performance of our business, the use of non-GAAP measures is limited as they include and/or do not include certain items not included and/or included in the most directly comparable GAAP measure.

Adjusted EBITDA and adjusted operating income (loss) should be considered in addition to, and not as a substitute for, income or loss from operations, net income or loss, and earnings or loss per share prepared in accordance with GAAP as a measure of performance. Adjusted EBITDA is not intended to be a measure of liquidity. You are cautioned not to place undue reliance on these non-GAAP measures.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

	Three Months Ended June 30,		Year Ended June 30,
	2017	2016	2017	2016
	(In thousands)
Net income (loss) attributable to common stockholders	$(6,483)	$(982)	$451	$9,035
Interest (income) expense, net	(561)	21	(1,808)	617
Impairment of investment in Web International Education Group, Ltd.	10,000	-	10,000	-
Income tax (benefit) expense	1,876	822	5,396	4,746
Noncontrolling interest	(120)	649	(910)	(484)
Stock-based compensation expense	8,041	4,858	22,598	18,616
Adjusted operating income (loss)	12,753	5,368	35,727	32,530
Depreciation and amortization	17,955	17,603	74,280	68,225
Adjusted EBITDA	$30,708	$22,971	$110,007	$100,755

Appendix A

The following table is provided for reference only and is related to the new non-GAAP metrics provided in this release. The table sets forth adjusted EBITDA and adjusted operating income (loss) for the three months ended September 30, 2015; December 31, 2015; March 31, 2016; and June 30, 2016.

	Three Months Ended
(in thousands)	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016

Net income (loss) attributable to common stockholders - K12 Inc.	$(12,793)	$8,538	$14,273	$(982)
Interest (income) expense, net	305	190	101	21
Income tax (benefit) expense	(8,097)	6,653	5,368	822
Noncontrolling interest	129	(654)	(608)	649
Stock-based compensation expense	4,587	4,954	4,218	4,858
Adjusted operating income (loss)	(15,869)	19,681	23,352	5,368
Depreciation and amortization	16,565	16,470	17,586	17,603
Adjusted EBITDA	$696	$36,151	$40,938	$22,971

About K12 Inc.

K12 Inc. (NYSE: LRN) is driving innovation and advancing the quality of education by delivering state-of-the-art, digital learning platforms and technology to students and school districts across the globe. K12’s award-winning curriculum serves over 2,000 schools and school districts and has delivered more than four million courses over the past decade. K12 is a company consisting of thousands of online school educators providing instruction, academic services, and learning solutions to public schools and districts, traditional classrooms, blended school programs, and directly to families. The K12 program is offered in more than seventy K12 partner public schools across the country, and through private schools serving students in all 50 states and more than 100 countries. More information can be found at K12.com.

CONTACT:
K12 Inc.
Investor and Press Contact:
Mike Kraft, 571-353-7778
VP Finance
mkraft@k12.com